Exhibit 99.1

Aspreva Pharmaceuticals Announces Preliminary Results of Phase III Trial of CellCept for Myasthenia Gravis

Victoria, B.C., Canada; October 26, 2006 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), an emerging pharmaceutical company focused on increasing the pool of evidence-based medicines available for patients living with less common diseases today announced that based on a preliminary review of the data, CellCept® (mycophenolate mofetil or MMF) in treating myasthenia gravis (MG) failed to meet both primary and secondary endpoints in its phase III trial.

The randomized, double-blind, placebo-controlled clinical trial was designed to evaluate the efficacy and safety of MMF in maintaining or improving symptom control with reduced doses of corticosteroids in patients with myasthenia gravis over a treatment period of 36 weeks. The primary endpoints in the trial included minimal disease activity while maintaining a designated low steroid and cholinesterase inhibitor doses.

The preliminary analysis of the results from Aspreva’s phase III trial indicates that MMF failed to meet both the primary and secondary endpoints. Aspreva’s analysis also showed that MMF appeared to be generally well tolerated by the patients in the study. The most frequent adverse events were diarrhea, muscle spasms and other symptoms related to the disease.

As previously announced, Aspreva will hold a conference call and webcast beginning at 5:00 pm Eastern Time (2:00 p.m. Pacific Time) on Wednesday, November 1st, and will use this opportunity to discuss these results and to release its full financial and business results for the third quarter 2006.

The webcast and conference call will be available to all interested parties. To access the live call or the archive via the Internet, please click on Webcasts and Events under the Investors section of Aspreva’s website at www.aspreva.com. Alternatively, please dial 1-866-700-5192 (North America) or 1-617-213-8833 (International) and enter the pass code 57143771 to participate in the call. The call will be available for replay until Wednesday, November 8th, by calling

1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 83015746. The webcast replay will be available on Aspreva’s website until the Company’s fourth quarter 2006 conference call.

About CellCept

CellCept is Roche’s leading immunosuppressant or "anti-rejection" drug used in combination with other immunosuppressive drugs (cyclosporine and corticosteroids) for the prevention of rejection in patients receiving heart, kidney and liver transplants. CellCept was first approved for use in combination therapy for the prevention of acute organ rejection in kidney transplantation in 1995 and has since been approved worldwide for prevention of organ rejection in adult kidney, heart and liver transplantation. In some countries, it has also been approved for paediatric kidney transplantation. This therapeutic success in the prevention of organ rejection in adult kidney, heart and liver transplantation represents 11 years of clinical experience and patient benefits, including reduced toxicities and prolonged graft and patient survival.

In July 2003, Aspreva signed a collaboration agreement with Roche for the exclusive worldwide rights to develop and, upon regulatory approval, commercialize CellCept for all autoimmune disease applications.

It is important to note that CellCept has not been approved by the FDA for the treatment of any autoimmune disease.

There are no adequate and well-controlled studies of CellCept in pregnant women. As CellCept has been shown to have teratogenic effects in animals at subclinical doses on a body surface area basis, it may cause fetal harm when administered to a pregnant woman. CellCept should not be used in pregnant women unless the potential benefit justifies the potential risk to the fetus. Women of childbearing potential should have a negative serum or urine pregnancy test with a sensitivity of at least 50 mIU/mL within one week prior to beginning therapy even where there has been a history of infertility, unless due to hysterectomy.

Women of childbearing potential must use effective contraception before beginning CellCept therapy, during therapy and for six weeks following discontinuation of therapy. Two reliable forms of contraception must be used simultaneously unless abstinence is the chosen method. If pregnancy occurs during treatment, the physician and patient should discuss the desirability of continuing the pregnancy (see complete product information).

Adverse events reported in >30% of renal, cardiac or liver transplant patients receiving CellCept (in combination with cyclosporine and corticosteroids) were pain, fever, headache, asthenia, anemia, leucopenia (patients should be monitored for neutropenia; dosing should be interrupted or the dose reduced if neutropenia develops), thrombocytopenia, leukocytosis, urinary tract infection, hypertension, hypotension, peripheral edema, hypercholesteremia, hypokalemia, hyperglycemia, creatinine, BUN and cough increased, hypomagnesemia, diarrhea, constipation, nausea, vomiting, respiratory infection, dyspnea, lung disorder, pleural effusion, tremor and insomnia.

Patients receiving immunosuppressant regimens are at increased risk of developing lymphomas and other malignancies, particularly of the skin.

Increased susceptibility to infection and the possible development of lymphoma may result from immunosuppression. Only physicians experienced in immunosuppressive therapy and management of renal, cardiac or hepatic transplant patients should use CellCept. Patients receiving the drug should be managed in facilities equipped and staffed with adequate laboratory and supportive medical resources. The physician responsible for maintenance therapy should have complete information requisite for the follow-up of the patient. For full prescribing information on CellCept, please visit: www.rocheusa.com/products/cellcept.

About Aspreva Pharmaceuticals

Aspreva is an emerging pharmaceutical company focused on identifying, developing and, upon regulatory approval, commercializing new indications for approved drugs and late stage drug candidates for patients living with less common diseases. Aspreva is listed on the Nasdaq Global Select Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV".

For further information please contact:
Sage Baker
VP, Investor Relations & Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 84270
sbaker@aspreva.com

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, clinical trials, prospects and plans of management; the effects of immunosuppressant drugs on patients; and the effects of CellCept on patients. Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: difficulties or delays in the progress, timing and results of clinical trials and studies; difficulties or delays in obtaining regulatory approvals; the FDA may determine that the design and planned analysis of our clinical trials do not adequately address the trial objectives in support of our regulatory submission; our ability to attract and retain collaborations relating to the development and commercialization of new indications; competition from other pharmaceutical or biotechnology companies; our ability to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all; economic and capital market conditions; our ability to obtain and protect patents and other intellectual property rights; our ability to operate without infringing the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; currency exchange rates; and our ability to successfully attract and retain skilled and experienced personnel. Other risks, uncertainties and factors that our management believes could cause actual results or events to differ materially from the forward-looking statements are discussed in our filings with the Securities and Exchange Commission and securities regulatory authorities in Canada. Although we have attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.